Exhibit 99.1

SUREWEST REPORTS SECOND QUARTER 2011 RESULTS

Strong Broadband Growth Continues to Drive Momentum
and Outpace Slowing Telecom Subsidy and Revenue Declines

•                  Consolidated revenues increased 1% and Adjusted EBITDA increased 12%

•                  Broadband Business revenues increased 16% year-over-year driven by customer and ARPU growth in the Kansas City market and growth in wireless carrier backhaul revenues in the Sacramento market

•                  Broadband Residential revenues increased 4% year-over-year due in part to a 6% increase in video RGUs

•                  Net Income of $1.3 million increased by $1.8 million year-over-year

•                  Adjusted EBITDA and Net Income were positively impacted by an expense reduction in universal service fund fees of $1.4 million and $300 thousand in ongoing quarterly savings

•                  Debt, net of cash and cash equivalents, was reduced by $13.9 million year-over-year resulting in a net debt to Adjusted EBITDA ratio of 2.3x

ROSEVILLE, CA – July 28, 2011 – SureWest Communications (NASDAQ: SURW) today announced operating results for the second quarter ended June 30, 2011.

Steve Oldham, SureWest’s president and chief executive officer, said, “Our strong second quarter results underscore the potential of our long-term Broadband growth strategy and our ability to capitalize on the demand for our new premium services. We are very pleased with the increases in residential subscribers and RGUs, combined with exceptional business services growth. This helped us achieve increased Adjusted EBITDA of 12 percent year-over-year, or 5 percent excluding the expense adjustment related to universal service fees. In addition, our residential churn remains low, improving year-over-year to 1.5 percent as a result of our high performance standards, our talented employees and customer satisfaction from our new Advanced Digital TV service in the Sacramento market.

“We continued the expansion of our superior fiber-to-the-home network in the areas that provide the greatest opportunity for revenue growth. The addition of 5,400 new fiber homes in Kansas City during the quarter helped drive outstanding sales results in June. We are already reaching sales penetration rates of up to 30 percent in some new fiber build areas. Our early success positions us well for continued revenue growth in the coming quarters and beyond, and demonstrates customer demand for more bandwidth delivered by a high-performing network. We are seeing outstanding business services revenue growth, driven by our advanced product offerings and revenue from new wireless carrier backhaul connections.”

The following table highlights financial results on a consolidated basis (dollars are in thousands):

	Y-O-Y comparison				Q-O-Q comparison

Consolidated	Q2’11	Q2’10	Change	%	Q1’11	Change	%

Broadband Revenue	$45,959	$43,076	$2,883	7%	$45,379	$580	1%

Telecom Revenue	15,003	17,472	(2,469)	(14%)	15,176	(173)	(1%)

Total Revenue	60,962	60,548	414	1%	60,555	407	1%

Adjusted EBITDA	22,229	19,928	2,301	12%	19,721	2,508	13%

Net Income (Loss)	1,320	(527)	1,847	350%	(1,644)	2,964	180%

Capital Expenditures	20,671	13,878	6,793	49%	11,452	9,219	81%

Net Cash Provided by Operating Activities	20,562	10,086	10,476	104%	19,372	1,190	6%

Free Cash Flow	(2,994)	857	(3,851)	(449%)	2,679	(5,673)	(212%)

Adjusted Free Cash Flow	4,026	1,445	2,581	179%	4,094	(68)	(2%)

Net Debt	198,953	212,891	(13,938)	(7%)	197,119	1,834	1%

See Non-GAAP measure notes near end of release, and Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow and Net Debt reconciliations for adjustments.

Financial Results

Consolidated revenues increased 1% year-over-year to $61 million as Broadband revenues grew by $2.9 million, or 7%, more than offsetting expected Telecom revenue declines of $2.5 million, or 14%. Adjusted EBITDA increased 12%, or $2.3 million, year-over-year to $22.2 million. Broadband Adjusted EBITDA increased 36% to account for 51% of total Adjusted EBITDA. Consolidated Adjusted EBITDA margin was 36% compared to 33% in the same period last year. The quarter was positively impacted by an expense reduction in universal service fund fees of $1.4 million and $300 thousand in ongoing quarterly savings. Excluding the reduction in universal service fees, consolidated Adjusted EBITDA margin and Telecom margin results would have been 34% and 48%, respectively.

Operating expenses, exclusive of depreciation and amortization, decreased 7%, or $2.9 million, year-over-year to $40.3 million. This decrease resulted from the universal service fee expense reduction during the quarter as well as the reductions in labor and operating costs related to June 2010 cost-saving initiatives, which more than offset video programming and transport fee increases related to subscriber growth.

Net income for the quarter was $1.3 million compared to net loss of $527 thousand in the same period last year. Diluted earnings per share was positive $0.09 compared to basic and diluted earnings per share of negative $0.12 in the first quarter 2011 and negative $0.04 in the second quarter 2010. Excluding the impact of the universal service fees, consolidated net income would have been $278 thousand, or $0.02 per share, for the second quarter 2011.

Capital expenditures totaled $20.7 million for the second quarter, a $6.8 million increase compared to $13.9 million in the same period last year. During the quarter, SureWest added 5,400 new marketable homes to its fiber-to-the-home (FTTH) network as part of the scheduled 15,500 additional fiber homes planned to be released throughout 2011 in Kansas City. Additionally, with minimal capital spend, during the quarter the company upgraded 2,800 of the planned 6,800 homes in its ILEC territory with Advanced Digital TV service, increasing the percentage of triple-play marketable homes in the ILEC to 61%, up from 50% in the second quarter 2010. In relation to these additional marketable homes and network upgrades, the company invested $7 million in network expansion capital in the second quarter 2011, compared to $1.4 million in the first quarter 2011 and $588 thousand in the second quarter 2010. The remaining $13.7 million in second quarter 2011 capital spend was driven by residential and business success and core maintenance support. The company will continue to take advantage of growth opportunities and the favorable bonus depreciation tax provision in relation to these new investments. Projected 2011 capital expenditures are expected to be on the high end of the company’s $65-74 million range. Projected capital expenditures remain in the $60-70 million range for 2012 and in the $55-65 million range for 2013.

Free cash flow, defined as net income (loss) plus depreciation and amortization less capital expenditures, was negative $3 million for the quarter compared to positive $857 thousand in the second quarter 2010. The decline was due to network expansion capital investments. Adjusted free cash flow, defined as free cash flow excluding capital investments in network-based expansion, increased $2.6 million year-over-year to $4 million. The company expects capital expenditures and associated free cash flow to vary quarter-to-quarter based on fiber network expansion in Kansas City and the resulting opportunities for additional residential and business services growth.

Cash and cash equivalents decreased by $1.8 million sequentially, from $12.9 million in the first quarter 2011 to $11.0 million. The average cost of debt for the quarter remained low at 4.3%. Total debt net of cash and cash equivalents (net debt) was $199 million, resulting in a net debt to Adjusted EBITDA ratio of 2.3x. During the quarter, the company entered into an interest rate swap agreement with a notional amount of $75 million. This fixes the total interest expense on $75 million of SureWest’s outstanding long-term debt at 5.6%. SureWest also purchased two interest rate cap agreements with notional amounts of $25 million each with a 2% strike price, effectively fixing the rate on $125 million of the current total $210 million in outstanding debt. In addition, in accordance with its debt agreement, SureWest’s leverage ratio is below 2.5x, which reduces its borrowing spread starting in August 2011 on all outstanding debt by 50 basis points to Libor plus 325 basis points for approximately $1 million in annualized interest expense savings.

Broadband Segment Results

Broadband revenues increased 7% year-over-year and accounted for 75% of the company’s total revenues in the quarter, compared to 71% in the second quarter 2010. Broadband Adjusted EBITDA increased 36% year-over-year and now represents 51% of the company’s total Adjusted EBITDA. SureWest expects to continue increasing its Broadband revenues and Adjusted EBITDA as a result of growth in both residential and business services. SureWest’s capital plan is focused on its core Broadband growth strategy, with approximately 29% of 2011 expenditures planned for network expansion and over 51% scheduled for success-based investment.

Broadband Residential:

Broadband Residential revenues increased 4% year-over-year to $32.1 million as a result of 3% growth in RGUs and a 2% increase in overall ARPU, primarily driven by new Advanced Digital TV customers throughout its Sacramento market in both the ILEC and broadband CLEC footprints.

Advanced Digital TV continued to drive growth, with total net video RGUs increasing by 6% year-over-year and 2% sequentially. SureWest served 17,800 Advanced Digital TV subscribers through the second quarter, representing 66% of the company’s video RGUs in Sacramento. ARPU for these subscribers is $133 with approximately 98% bundling the company’s high-performing data service with video.

New products and features like Advanced Digital TV, increased Internet speeds, additional HD channels, home networking and Internet security software have continued to create enhanced subscriber value and improve SureWest’s pricing power. In July 2011, the company implemented video and data price increases for an expected positive impact on third quarter ARPU.

Residential customer churn improved year-over-year from 1.6% to 1.5% in the second quarter as a result of customer retention programs, value-added features and ongoing superior service levels.

To illustrate growth trends, Broadband RGUs and subscriber counts are detailed both year-over-year and sequentially in the table below:

	Q2 ‘11 vs. Q2 ‘10 Change			Q2 ‘11 vs. Q1 ‘11 Change
	Sacramento Market	Kansas City Market	Total	Sacramento Market	Kansas City Market	Total

Broadband Residential RGUs	5%	1%	3%	1%	1%	1%

Data RGUs	1%	3%	2%	0%	1%	0%

Video RGUs	12%	3%	6%	2%	1%	2%

Voice RGUs	7%	(3%)	3%	1%	0%	0%

Total Residential Subscribers	0%	3%	1%	0%	1%	0%

Broadband Business:
Broadband Business revenues increased by $1.7 million, or 16%, year-over-year to $13 million. Business customers increased 5% year-over-year to 7,900 and ARPU grew 10% from the prior year to $551. Broadband Business growth expectations remain high in both Sacramento and Kansas City. The Kansas City market grew ARPU by 7% year-over-year while increasing customer counts by 7%. The Sacramento market grew customer counts by 4% and ARPU grew by 13% driven by wireless backhaul and existing customers adding new products and features.

As of June 30, 2011, SureWest was billing for 249 wireless backhaul access points at annualized revenues of $2.9 million. Due to increased demand for the service, SureWest is pulling forward 90 connections from 2012 into 2011. The company now is scheduled to bill for over 390 backhaul connections by the end of 2011. Opportunities exist and are currently being pursued to serve additional connections in both the Sacramento and Kansas City markets.

Telecom Segment Results

Telecom revenues declined 14% year-over-year to $15 million due to the industry-wide trend of declines in access lines, minutes of use and access revenues. As previously noted, SureWest reported a decrease of $1 million in sequential regulatory support revenues in the first quarter 2011. The company’s scheduled regulatory support declines began in 2006 and will be fully phased out after the final payment in the last quarter of 2011.

The Telecom segment has consistently produced Adjusted EBITDA margins greater than 40% and continues to generate significant free cash flow, which is utilized to reduce debt and fund Broadband segment expansion. The company expects declines in Telecom revenues to flatten over the next two years, due to the phasing out of Telecom support mechanisms and the slowing of access line losses. SureWest has effectively removed the risk from its business by investing in high performing broadband networks that will continue to drive additional revenue and cash flow growth.

Second quarter 2011 year-over-year consolidated ILEC voice RGU loss was 3,900, compared to a loss of 5,700 in the second quarter 2010. Also, the migration of existing Telecom ILEC access lines to Broadband Voice over IP (VoIP) service enables the continued preservation of consolidated voice revenues. Second quarter 2011 consolidated year-over-year loss in ILEC and CLEC voice RGUs combined was 5,200 compared to a loss of 6,100 in the second quarter 2010.

As the company focuses on growing its Broadband segment, the Telecom segment is expected to continue accounting for a smaller percentage of total revenues. For the second quarter 2011, Telecom revenues were 25% of total company revenues compared to 29% in the second quarter 2010.

Telecom Residential:
Telecom Residential revenues declined 24% year-over-year to $3.4 million resulting from a 22% decline in Telecom voice RGUs. However, of the 7,200 year-over-year Telecom Residential voice RGU losses, 2,900, or 40%, migrated to the SureWest Broadband VoIP service.

Telecom Business:
Telecom Business revenues declined 1% year-over-year to $8.3 million. A data price increase in September 2010 offset a 6% decline in customers from competitive pressures and strained economic conditions. Telecom Business services revenues increased to 55% of Telecom segment revenues. The economic impact on California businesses has been stabilizing over the last year and the company expects to see growth through new commercial opportunities as the economy recovers and property vacancy rates improve.

Telecom Access:
Telecom Access revenues decreased by $1.3 million year-over-year to $3.1 million primarily due to the scheduled reduction in the California High Cost Fund (CHCF), the January 1, 2011 elimination of the transport interconnection charge (TIC) and the decline in switched access revenues related to access line loss and declining minutes of use. The combined annual regulatory support related to the CHCF and TIC will decline by $4 million in 2011 - from $6.1 million in 2010 to $2.0 million 2011 - and will be fully phased out after the final payment in the fourth quarter of 2011.

Non-GAAP Measures

In addition to the results presented in accordance with generally accepted accounting principles (GAAP) throughout this press release, the company has presented non-GAAP financial measures such as Adjusted EBITDA, free cash flow, Adjusted free cash flow and net debt. Adjusted EBITDA represents net income (loss) excluding amounts for income taxes, depreciation and amortization, non-cash pension and certain post-retirement benefits, non-cash stock compensation, severance and other related termination costs, and all other non-operating income/expenses. Free cash flow represents net income (loss) plus depreciation and amortization less capital expenditures. Adjusted free cash flow represents free cash flow as defined above, excluding the network expansion capital investments. Free cash flow and Adjusted free cash flow are a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be used as a component in measuring leverage. The company believes these non-GAAP measures, viewed in addition to but not in lieu of its reported GAAP results, provide useful information to investors as they are an integral part of the internal evaluation of operating performance. In addition, they are measures that the company uses to evaluate management’s effectiveness. Reconciliations to the comparable GAAP measures are provided in the accompanying financial and operating summaries. SureWest’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

Conference Call and Webcast

SureWest will host a conference call providing details of its results and business strategy at 5 p.m. Eastern Time on Thursday, July 28. Open to the public, a simultaneous live webcast of the call will be available from the company’s investor relations website at www.surw.com. A telephone replay of the call will be available shortly after completion through August 4, 2011 by calling 888.286.8010 and entering pass code 97427407. Visit www.surw.com for updates prior to the call. To receive SureWest financial news by email, please visit www.surw.com and subscribe to “Email Alerts.”

About SureWest
SureWest Communications is a leading integrated communications provider and the bandwidth leader in the markets it serves. Headquartered in Northern California for more than 95 years, SureWest offers bundled residential and commercial services in the greater Sacramento and Kansas City regions that include IP-based digital and high-definition television, high-speed Internet, Voice over IP, and local and long distance telephone. SureWest was the nation’s first provider to launch residential HDTV over an IP network and offers one of the nation’s fastest symmetrical Internet services with speeds of up to 50 Mbps in each direction on its fiber-to-the-home network. For up-to-date information on products and services, visit the company on Facebook and Twitter.

Safe Harbor Statement
Statements made in this news release that are not historical facts are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. In some cases, these forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate” or “project,” or the negative of those words or other comparable words. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the company’s actual results to differ from those projected in such forward-looking statements.

Important factors that could cause actual results to differ from those set forth in the forward-looking statements include, but are not limited to, advances in telecommunications technology, changes in the telecommunications regulatory environment, changes in the financial stability of other telecommunications providers who are customers of the company, changes in competition in markets in which the company operates, adverse circumstances affecting the economy in California, Kansas and Missouri in general, and in the greater Sacramento, California and greater Kansas City, Kansas and Missouri areas in particular, the availability of future financing, changes in the demand for services and products, new product and service development and introductions, and pending and future litigation.

###

Contacts:

Ron Rogers

Corporate Communications

916-746-3123

r.rogers@surewest.com

Misty Wells

Investor Relations

916-786-1799

m.wells@surewest.com

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended		$	%
	June 30, 2011	March 31, 2011	Change	Change
Operating revenues:
Broadband	$45,959	$45,379	$580	1%
Telecom	15,003	15,176	(173)	(1%)
Total operating revenues	60,962	60,555	407	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,525	27,261	(1,736)	(6%)
Customer operations and selling	7,392	6,983	409	6%
General and administrative	7,392	8,548	(1,156)	(14%)
Depreciation and amortization	16,357	15,775	582	4%
Total operating expenses	56,666	58,567	(1,901)	(3%)

Income from operations	4,296	1,988	2,308	116%

Other income (expense):
Interest income	17	15	2	13%
Interest expense	(2,599)	(4,416)	1,817	41%
Other, net	90	207	(117)	(57%)
Total other income (expense), net	(2,492)	(4,194)	1,702	41%

Income (loss) before income taxes	1,804	(2,206)	4,010	182%

Income tax expense (benefit)	484	(562)	1,046	186%

Net income (loss)	$1,320	$(1,644)	$2,964	180%

Basic earnings (loss) per common share	$0.10	$(0.12)	$0.22

Diluted earnings (loss) per common share	$0.09	$(0.12)	$0.21

Shares of common stock used to calculate basic and diluted earnings per share:
Basic	13,849	13,784	65
Diluted	14,019	13,784	235

Dividends declared per common share	$-	$0.08	$(0.08)

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Quarters Ended June 30,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$45,959	$43,076	$2,883	7%
Telecom	15,003	17,472	(2,469)	(14%)
Total operating revenues	60,962	60,548	414	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	25,525	26,482	(957)	(4%)
Customer operations and selling	7,392	8,004	(612)	(8%)
General and administrative	7,392	8,763	(1,371)	(16%)
Depreciation and amortization	16,357	15,262	1,095	7%
Total operating expenses	56,666	58,511	(1,845)	(3%)

Income from operations	4,296	2,037	2,259	111%

Other income (expense):
Interest income	17	28	(11)	(39%)
Interest expense	(2,599)	(2,235)	(364)	(16%)
Other, net	90	(167)	257	154%
Total other income (expense), net	(2,492)	(2,374)	(118)	(5%)

Income (loss) before income taxes	1,804	(337)	2,141	635%

Income tax expense	484	190	294	155%

Net income (loss)	$1,320	$(527)	$1,847	350%

Basic earnings (loss) per common share	$0.10	$(0.04)	$0.14

Diluted earnings (loss) per common share	$0.09	$(0.04)	$0.13

Shares of common stock used to calculate basic and diluted earnings per share:
Basic	13,849	13,913	(64)
Diluted	14,019	13,913	106

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; Amounts in thousands, except per share amounts)

	Six Months Ended June 30,		$	%
	2011	2010	Change	Change
Operating revenues:
Broadband	$91,338	$85,653	$5,685	7%
Telecom	30,179	35,083	(4,904)	(14%)
Total operating revenues	121,517	120,736	781	1%

Operating expenses:
Cost of services and products (exclusive of depreciation and amortization)	52,786	52,099	687	1%
Customer operations and selling	14,375	15,514	(1,139)	(7%)
General and administrative	15,940	17,576	(1,636)	(9%)
Depreciation and amortization	32,132	30,368	1,764	6%
Total operating expenses	115,233	115,557	(324)	(0%)

Income from operations	6,284	5,179	1,105	21%

Other income (expense):
Interest income	32	46	(14)	(30%)
Interest expense	(7,015)	(3,878)	(3,137)	(81%)
Other, net	297	(333)	630	189%
Total other income (expense), net	(6,686)	(4,165)	(2,521)	(61%)

Income (loss) before income taxes	(402)	1,014	(1,416)	(140%)

Income tax expense (benefit)	(78)	1,014	(1,092)	(108%)

Net income (loss)	$(324)	$-	$(324)	(100%)

Basic and diluted earnings (loss) per common share	$(0.02)	$-	$(0.02)

Shares of common stock used to calculate basic and diluted earnings per share:
Basic and diluted	13,817	13,958	(141)

Dividends declared per common share	$0.08	$-	$0.08

SUREWEST COMMUNICATIONS

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; Amounts in thousands)

	June 30,	December 31,	$	%
	2011	2010	Change	Change
ASSETS
Current assets:
Cash and cash equivalents	$11,047	$2,937	$8,110	276%
Short-term investments	-	771	(771)	(100%)
Accounts receivable, net	18,432	20,298	(1,866)	(9%)
Income tax receivable	284	1,782	(1,498)	(84%)
Prepaid expenses	3,436	3,792	(356)	(9%)
Deferred income taxes	1,899	2,284	(385)	(17%)
Assets held for sale	6,996	6,009	987	16%
Total current assets	42,094	37,873	4,221	11%

Property, plant and equipment, net
	514,142	514,639	(497)	(0%)
Intangible and other assets:
Customer relationships, net	2,025	2,632	(607)	(23%)
Goodwill	45,814	45,814	-	-
Deferred charges and other assets	6,346	2,223	4,123	185%
	54,185	50,669	3,516	7%
	$610,421	$603,181	$7,240	1%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$15,000	$15,636	$(636)	(4)%
Accounts payable	3,524	2,885	639	22%
Other accrued liabilities	14,813	12,847	1,966	15%
Advance billings and deferred revenues	7,946	8,035	(89)	(1%)
Accrued compensation	6,430	6,998	(568)	(8%)
Total current liabilities	47,713	46,401	1,312	3%

Long-term debt	195,000	189,773	5,227	3%
Deferred income taxes	55,896	56,661	(765)	(1%)
Accrued pension and other post-retirement benefits	34,570	33,815	755	2%
Other liabilities and deferred revenues	4,700	4,473	227	5%

Commitments and contingencies

Shareholders’ equity:
Common stock, without par value; 100,000 shares authorized, 14,091 and 13,866 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	145,401	143,309	2,092	1%
Accumulated other comprehensive loss	(15,141)	(15,081)	(60)	(0%)
Retained earnings	142,282	143,830	(1,548)	(1%)
Total shareholders’ equity	272,542	272,058	484	0%
	$610,421	$603,181	$7,240	1%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Consolidated Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Operating revenues (1)
Broadband	$42,577	$43,076	$43,861	$45,032	$174,546	$45,379	$45,959	$91,338	$2,883	7%	$580	1%
Telecom	17,611	17,472	17,256	16,614	68,953	15,176	15,003	30,179	(2,469)	(14%)	(173)	(1%)
Total operating revenues	60,188	60,548	61,117	61,646	243,499	60,555	60,962	121,517	414	1%	407	1%

Operating expenses (1)	41,940	43,249	40,420	40,871	166,480	42,792	40,309	83,101	(2,940)	(7%)	(2,483)	(6%)
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	32,132	1,095	7%	582	4%
Income from operations	$3,142	$2,037	$5,017	$4,998	$15,194	$1,988	$4,296	$6,284	$2,259	111%	$2,308	116%

Consolidated Reconciliation of Adjusted EBITDA to Net Income (Loss)

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$(324)	$1,847	350%	$2,964	180%
Add: income tax expense	824	190	1,328	1,012	3,354	(562)	484	(78)	294	155%	1,046	186%
Less: other (income)/expense	1,791	2,374	2,285	2,035	8,485	4,194	2,492	6,686	118	5%	(1,702)	(41%)
Income from operations	3,142	2,037	5,017	4,998	15,194	1,988	4,296	6,284	2,259	111%	2,308	116%
Add (subtract):
Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	32,132	1,095	7%	582	4%
Non-cash pension expense	420	341	371	371	1,503	313	394	707	53	16%	81	26%
Non-cash stock compensation expense	800	1,144	267	634	2,845	1,645	1,182	2,827	38	3%	(463)	(28%)
Severance and other related costs (3)	-	1,144	-	-	1,144	-	-	-	(1,144)	(100%)	-	-
Adjusted EBITDA (2)	$19,468	$19,928	$21,335	$21,780	$82,511	$19,721	$22,229	$41,950	$2,301	12%	$2,508	13%

Adjusted EBITDA margin	32%	33%	35%	35%	34%	33%	36%	35%

Consolidated Free Cash Flow and Adjusted Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net income (loss)	$527	$(527)	$1,404	$1,951	$3,355	$(1,644)	$1,320	$(324)	$1,847	350%	$2,964	180%
Add: Depreciation and amortization	15,106	15,262	15,680	15,777	61,825	15,775	16,357	32,132	1,095	7%	582	4%
Less: Capital expenditures	(12,536)	(13,878)	(12,857)	(13,289)	(52,560)	(11,452)	(20,671)	(32,123)	(6,793)	(49%)	(9,219)	(81%)
Free cash flow (4)	3,097	857	4,227	4,439	12,620	2,679	(2,994)	(315)	(3,851)	(449%)	$(5,673)	(212%)
Add: Capital expenditures for network expansion	368	588	329	26	1,311	1,415	7,020	8,435	6,432	1094%	5,605	396%
Adjusted free cash flow (4)	$3,465	$1,445	$4,556	$4,465	$13,931	$4,094	$4,026	$8,120	$2,581	179%	$(68)	(2%)

Consolidated Net Debt Ratio

	For 2010 Quarters Ended:					For 2011 Quarters Ended:			Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31		March 31	June 30		$ chg	%	$ chg	%
Net Debt:
Long-term debt, including current maturities	$215,045	$219,045	$209,045	$205,409		$210,000	$210,000		$(9,045)	(4%)	$-	0%
Less: Cash and cash equivalents	(6,982)	(6,154)	(3,215)	(2,937)		(12,881)	(11,047)		(4,893)	(80%)	1,834	14%
Net Debt (5)	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953		$(13,938)	(7%)	$1,834	1%

Ratio of Net Debt to Adjusted EBITDA:
Net Debt	$208,063	$212,891	$205,830	$202,472		$197,119	$198,953

Divided by: Adjusted EBITDA (TTM)	$77,873	$77,942	$80,316	$82,511		$82,764	$85,065

Ratio of net debt to Adjusted EBITDA (6)	2.67	2.73	2.56	2.45		2.38	2.34

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Broadband Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Data	$12,248	$12,145	$12,100	$12,385	$48,878	$12,516	$12,636	$25,152	$491	4%	$120	1%
Video	12,219	12,166	12,151	12,603	49,139	12,789	12,867	25,656	701	6%	78	1%
Voice	6,507	6,600	6,704	6,650	26,461	6,526	6,585	13,111	(15)	(0%)	59	1%
Total residential revenues	30,974	30,911	30,955	31,638	124,478	31,831	32,088	63,919	1,177	4%	257	1%
Business	10,570	11,253	11,979	12,407	46,209	12,614	12,999	25,613	1,746	16%	385	3%
Access	727	541	481	486	2,235	556	504	1,060	(37)	(7%)	(52)	(9%)
Other	306	371	446	501	1,624	378	368	746	(3)	(1%)	(10)	(3%)
Total operating revenues from external customers	42,577	43,076	43,861	45,032	174,546	45,379	45,959	91,338	2,883	7%	580	1%
Intersegment revenues	168	145	110	141	564	160	155	315	10	7%	(5)	(3%)
Total operating revenues	42,745	43,221	43,971	45,173	175,110	45,539	46,114	91,653	2,893	7%	575	1%

Operating expenses without depreciation	35,137	36,003	34,304	34,838	140,282	36,337	35,624	71,961	(379)	(1%)	(713)	(2%)
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	25,786	958	8%	410	3%
Loss from operations	$(4,572)	$(4,922)	$(2,942)	$(2,357)	$(14,793)	$(3,486)	$(2,608)	$(6,094)	$2,314	47%	$878	25%

Broadband Reconciliation of Adjusted EBITDA to Net Loss

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(7,411)	$1,263	30%	$1,399	32%
Add: income tax benefits	(2,504)	(2,867)	(2,066)	(2,456)	(9,893)	(2,928)	(1,998)	(4,926)	869	30%	930	32%
Less: other (income)/expense	1,652	2,214	2,206	1,901	7,973	3,847	2,396	6,243	182	8%	(1,451)	(38%)
Loss from operations	(4,572)	(4,922)	(2,942)	(2,357)	(14,793)	(3,486)	(2,608)	(6,094)	2,314	47%	878	25%
Add (subtract):
Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	25,786	958	8%	410	3%
Non-cash pension expense	205	162	181	179	727	153	187	340	25	15%	34	22%
Non-cash stock compensation expense	386	560	160	343	1,449	978	720	1,698	160	29%	(258)	(26%)
Severance and other related costs (3)	-	469	-	-	469	-	-	-	(469)	(100%)	-	-
Adjusted EBITDA (2)	$8,199	$8,409	$10,008	$10,857	$37,473	$10,333	$11,397	$21,730	$2,988	36%	$1,064	10%

Adjusted EBITDA margin	19%	19%	23%	24%	21%	23%	25%	24%

Broadband Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net loss	$(3,720)	$(4,269)	$(3,082)	$(1,802)	$(12,873)	$(4,405)	$(3,006)	$(7,411)	$1,263	30%	$1,399	32%
Add: Depreciation and amortization	12,180	12,140	12,609	12,692	49,621	12,688	13,098	25,786	958	8%	410	3%
Less: Capital expenditures	(8,723)	(11,805)	(11,370)	(12,046)	(43,944)	(9,574)	(16,706)	(26,280)	(4,901)	(42%)	(7,132)	(74%)
Free cash flow (4)	$(263)	$(3,934)	$(1,843)	$(1,156)	$(7,196)	$(1,291)	$(6,614)	$(7,905)	$(2,680)	(68%)	$(5,323)	(412%)

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

Telecom Results of Operations

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Residential	$4,868	$4,479	$4,086	$3,843	$17,276	$3,592	$3,393	$6,985	$(1,086)	(24%)	$(199)	(6%)
Business	8,418	8,400	8,750	8,592	34,160	8,394	8,294	16,688	(106)	(1%)	(100)	(1%)
Access	4,160	4,408	4,274	4,053	16,895	3,054	3,148	6,202	(1,260)	(29%)	94	3%
Other	165	185	146	126	622	136	168	304	(17)	(9%)	32	24%
Total operating revenues from external customers	17,611	17,472	17,256	16,614	68,953	15,176	15,003	30,179	(2,469)	(14%)	(173)	(1%)
Intersegment revenues	4,919	5,091	5,275	5,352	20,637	5,296	5,052	10,348	(39)	(1%)	(244)	(5%)
Total operating revenues	22,530	22,563	22,531	21,966	89,590	20,472	20,055	40,527	(2,508)	(11%)	(417)	(2%)

Operating expenses without depreciation	11,890	12,482	11,501	11,526	47,399	11,911	9,892	21,803	(2,590)	(21%)	(2,019)	(17%)
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	6,346	137	4%	172	6%
Income from operations	$7,714	$6,959	$7,959	$7,355	$29,987	$5,474	$6,904	$12,378	$(55)	(1%)	$1,430	26%

Telecom Reconciliation of Adjusted EBITDA to Net Income

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$7,087	$584	16%	$1,565	57%
Add: income tax expense	3,328	3,057	3,394	3,468	13,247	2,366	2,482	4,848	(575)	(19%)	116	5%
Less: other (income)/expense	139	160	79	134	512	347	96	443	(64)	(40%)	(251)	(72%)
Income from operations	7,714	6,959	7,959	7,355	29,987	5,474	6,904	12,378	(55)	(1%)	1,430	26%
Add (subtract):
Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	6,346	137	4%	172	6%
Non-cash pension expense	215	179	190	192	776	160	207	367	28	16%	47	29%
Non-cash stock compensation expense	414	584	107	291	1,396	667	462	1,129	(122)	(21%)	(205)	(31%)
Severance and other related costs (3)	-	675	-	-	675	-	-	-	(675)	(100%)	-	-
Adjusted EBITDA (2)	$11,269	$11,519	$11,327	$10,923	$45,038	$9,388	$10,832	$20,220	$(687)	(6%)	$1,444	15%

Adjusted EBITDA margin	50%	51%	50%	50%	50%	46%	54%	50%

 Telecom Free Cash Flow

	For 2010 Quarters Ended:				Twelve Months Ended December	For 2011 Quarters Ended:		Six Months Ended June 30,	Quarter Year-over-Year		Sequential Qtr-over-Qtr
	March 31	June 30	September 30	December 31	31, 2010	March 31	June 30	2011	$ chg	%	$ chg	%
Net income	$4,247	$3,742	$4,486	$3,753	$16,228	$2,761	$4,326	$7,087	$584	16%	$1,565	57%
Add: Depreciation and amortization	2,926	3,122	3,071	3,085	12,204	3,087	3,259	6,346	137	4%	172	6%
Less: Capital expenditures	(3,218)	(1,729)	(1,442)	(897)	(7,286)	(1,704)	(2,598)	(4,302)	(869)	(50%)	(894)	(52%)
Free cash flow (4)	$3,955	$5,135	$6,115	$5,941	$21,146	$4,144	$4,987	$9,131	$(148)	(3%)	$843	20%

SureWest Communications

Quarterly Selected Financial Results & Reconciliations of Non-GAAP Measures

(on a consolidated and a segment basis)

(Unaudited; Amounts in thousands)

(1) External customers only.

(2) Adjusted EBITDA represents net income (loss) excluding amounts for income taxes; depreciation and amortization; non-cash pension and certain post-retirement benefits; non-cash stock compensation; severance and other related termination costs; and all other non-operating income/expenses. Adjusted EBITDA is a common measure of operating performance in the telecommunications industry. Adjusted EBITDA is not a measure of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance.

(3) Severance and other related termination costs related to the workforce reduction initiative implemented during the quarter ended June 30, 2010. Amounts exclude the termination costs related to stock compensation expense, which are included in non-cash stock compensation expense of the Adjusted EBITDA reconciliation.

(4) Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions to maintain current productive capacity. Consolidated free cash flow includes capital expenditures for our corporate operating unit. Adjusted free cash flow represents free cash flow excluding capital expenditures for network expansion. Free cash flow and adjusted free cash flow are not measures of financial performance under United States generally accepted accounting principles and should not be considered in isolation or as a substitute for consolidated net income (loss) as a measure of performance and net cash provided by operating activities as a measure of liquidity.

(5) Net debt represents total long-term debt (including current maturities) less cash and cash equivalents. Net debt can be a component in measuring leverage. Net debt is not a measure determined in accordance with United States generally accepted accounting principles and should not be considered as a substitute for total long-term debt.

(6) The ratio of net debt to Adjusted EBITDA is calculated as net debt divided by Adjusted EBITDA based on a trailing twelve month (TTM) period. This measure provides useful information to our investors about our debt level relative to our performance and about our ability to meet our financial obligations.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS

As of and for the Quarter Ended

BROADBAND	6/30/2011 [1]	6/30/2010 [1]	Change	% Change	3/31/2011 [1]	Change	% Change
Residential
Video
Marketable Homes [2]	281,200	265,100	16,100	6%	272,600	8,600	3%
RGUs	64,100	60,200	3,900	6%	63,100	1,000	2%
Penetration [2]	22.8%	22.7%	0.1%	0%	23.1%	-0.4%	(2%)
ARPU	$67	$68	($1)	(1%)	$68	($1)	(1%)
Voice
Marketable Homes	317,400	310,400	7,000	2%	311,600	5,800	2%
RGUs	75,900	73,900	2,000	3%	75,600	300	0%
Penetration	23.9%	23.8%	0.1%	0%	24.3%	-0.3%	(1%)
ARPU	$29	$30	($1)	(4%)	$29	$0	0%
Data
Marketable Homes	317,400	310,400	7,000	2%	311,600	5,800	2%
RGUs	100,600	98,900	1,700	2%	100,300	300	0%
Penetration	31.7%	31.9%	-0.2%	(1%)	32.2%	-0.5%	(2%)
ARPU	$42	$41	$1	2%	$42	$0	0%
Total
RGUs	240,600	233,000	7,600	3%	239,000	1,600	1%

Subscriber totals
Subscribers [3]	105,100	103,600	1,500	1%	104,900	200	0%
Penetration	33.1%	33.4%	-0.3%	(1%)	33.7%	-0.6%	(2%)
ARPU [4]	$102	$100	$2	2%	$102	$0	0%
Triple Play ARPU [5]	$114	$115	($1)	(1%)	$114	$0	(1%)
Triple Play RGUs per Subscriber [5]	2.51	2.54	(0.03)	(1%)	2.52	(0.01)	(0%)
Churn	1.5%	1.6%	-0.1%	(5%)	1.4%	0.1%	7%

Business [6]
Customers	7,900	7,500	400	5%	7,800	100	1%
ARPU	$551	$502	$49	10%	$539	$12	2%

TELECOM	6/30/2011	6/30/2010	Change	% Change	3/31/2011	Change	% Change
Residential
Voice
Marketable Homes	91,800	91,200	600	1%	91,700	100	0%
RGUs [7]	25,600	32,800	(7,200)	(22%)	27,300	(1,700)	(6%)
Cumulative Migration to Broadband Voice [8]	16,900	14,000	2,900	21%	16,100	800	5%
Penetration	27.9%	36.0%	-8.1%	(22%)	29.8%	-1.9%	(6%)
ARPU	$43	$44	($1)	(2%)	$43	$0	1%
Churn [9]	1.8%	2.1%	-0.4%	(17%)	1.8%	0.0%	(0%)

Business [6]
Customers	7,700	8,200	(500)	(6%)	7,800	(100)	(1%)
ARPU	$357	$340	$17	5%	$356	$1	0%

CONSOLIDATED RESIDENTIAL VOICE RGUs	6/30/2011 [1]	6/30/2010 [1]	Change	% Change	3/31/2011 [1]	Change	% Change
ILEC Voice RGUs
Broadband	22,300	19,000	3,300	17%	21,500	800	4%
Telecom	25,600	32,800	(7,200)	(22%)	27,300	(1,700)	(6%)
Total ILEC Voice RGUs [10]	47,900	51,800	(3,900)	(8%)	48,800	(900)	(2%)
CLEC Residential Voice RGUs [11]	53,600	54,900	(1,300)	(2%)	54,100	(500)	(1%)
TOTAL Residential Voice RGUs [12]	101,500	106,700	(5,200)	(5%)	102,900	(1,400)	(1%)

NETWORK METRICS	6/30/2011	6/30/2010	Change	% Change	3/31/2011	Change	% Change
Marketable Homes - Fiber	154,300	147,900	6,400	4%	148,700	5,600	4%
Marketable Homes - HFC	93,900	93,200	700	1%	93,700	200	0%
Marketable Homes - Copper 2-Play	36,200	45,300	(9,100)	(20%)	39,000	(2,800)	(7%)
Marketable Homes - Copper 3-Play	33,000	24,000	9,000	38%	30,200	2,800	9%
Total	317,400	310,400	7,000	2%	311,600	5,800	2%

Note:  The calculation of certain metrics have been revised over time to reflect the current view of our business.  Where necessary prior period metric calculations have been revised to conform with current practice.  All amounts rounded to the nearest 100s, except percents and dollars.

[1] During the third quarter of 2010, we revised our methodology to obtain Broadband residential subscribers, RGUs and business customer counts.  The revised methodology facilitates the consistent application of customer counts within the Broadband segment.  Accordingly, the metrics previously reported for 2010, 2009 & 2008 have been revised to conform to current practice.

[2] Marketable Homes - Prior to Q110, video marketable homes and penetration rate included serviceable homes in Sacramento and Kansas City fiber and hybrid fiber coax (HFC) networks only. With launch of ADTV in Q110, certain copper homes became video serviceable and 3-play capable and are included in marketable home counts. Penetration rates prior to Q110 were not adjusted for small number of video customers on copper network prior to ADTV.

[3] A residential subscriber is a customer who subscribes to one or more residential RGUs.

[4] ARPU is the total residential revenue per average subscriber.

[5] Triple play ARPU includes the total residential revenue per average subscriber and Triple play RGUs per Subscriber includes ending RGUs per ending subscriber, for the triple play markets, excluding the ILEC market.

[6] A business customer is a customer who subscribes to business data, voice or video and represents a unique customer account.  ARPU is the total business revenue per average customer.

[7] A voice RGU is a residential customer who subscribes to one or more voice access line.

[8] Telecom Voice RGU Migration to Broadband Voice are residential Telecom voice RGUs in Line [7] that have ported their Telecom primary access line service to Broadband VoIP.

[9] Telecom Churn excludes disconnects in Line [8] that have ported their Telecom primary access line service to Broadband VoIP.

[10] ILEC Voice RGUs are the total residential voice RGUs in the ILEC franchise market area that are either a Telecom primary access line or Broadband VoIP subscriber.

[11] CLEC Voice RGUs are the total residential voice RGUs in the Kansas City and Sacramento markets, excluding the ILEC market.

[12] Total Voice RGUs are the total of ILEC and CLEC residential voice RGUs, and represent the total company residential voice RGUs of both the Broadband and Telecom Segments.

SUREWEST COMMUNICATIONS

SELECTED OPERATING METRICS (inc KC results from periods prior to acquisition)

As of and for the Quarter Ended

BROADBAND	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]	6/30/2011 [1]
Residential
Video
Marketable Homes [2]	217,700	221,700	232,400	236,500	239,800	240,000	240,500	261,900	265,100	268,500	271,800	272,600	281,200
RGUs	57,000	58,400	60,000	59,900	59,000	59,000	58,900	58,500	60,200	61,200	61,800	63,100	64,100
Quarterly change	1,900	1,400	1,600	(100)	(900)	0	(100)	(400)	1,700	1,000	600	1,300	1,000
Year-over-Year change	4,000	4,600	5,500	4,800	2,000	600	(1,100)	(1,400)	1,200	2,200	2,900	4,600	3,900
Penetration [2]	25.0%	25.2%	24.7%	24.4%	23.7%	23.8%	23.7%	22.3%	22.7%	22.8%	22.7%	23.1%	22.8%
ARPU	$62	$59	$59	$65	$67	$66	$68	$70	$68	$67	$68	$68	$67
Voice
Marketable Homes	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400
RGUs	56,300	59,700	63,200	66,000	67,700	70,000	71,300	71,800	73,900	74,900	74,900	75,600	75,900
Quarterly change	2,800	3,400	3,500	2,800	1,700	2,300	1,300	500	2,100	1,000	0	700	300
Year-over-Year change	3,800	6,900	9,900	12,500	11,400	10,300	8,100	5,800	6,200	4,900	3,600	3,800	2,000
Penetration	19.4%	20.2%	20.9%	21.5%	22.0%	22.7%	23.1%	23.2%	23.8%	24.1%	24.1%	24.3%	23.9%
ARPU	$33	$32	$32	$33	$33	$31	$30	$30	$30	$30	$30	$29	$29
Data
Marketable Homes	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400
RGUs	93,700	95,400	97,100	97,800	97,400	97,600	98,300	97,500	98,900	99,200	99,400	100,300	100,600
Quarterly change	2,200	1,700	1,700	700	(400)	200	700	(800)	1,400	300	200	900	300
Year-over-Year change	6,500	6,600	7,000	6,300	3,700	2,200	1,200	(300)	1,500	1,600	1,100	2,800	1,700
Penetration	32.2%	32.3%	32.0%	31.8%	31.6%	31.6%	31.8%	31.5%	31.9%	31.9%	31.9%	32.2%	31.7%
ARPU	$37	$36	$36	$37	$38	$38	$40	$42	$41	$41	$42	$42	$42
Total
RGUs	207,000	213,500	220,300	223,700	224,100	226,600	228,500	227,800	233,000	235,300	236,100	239,000	240,600
Quarterly change	6,900	6,500	6,800	3,400	400	2,500	1,900	(700)	5,200	2,300	800	2,900	1,600
Year-over-Year change	14,300	18,100	22,400	23,600	17,100	13,100	8,200	4,100	8,900	8,700	7,600	11,200	7,600

Subscriber totals
Subscribers [3]	99,500	101,100	103,000	103,300	102,400	103,000	103,100	102,500	103,600	104,000	104,100	104,900	105,100
Penetration	34.1%	34.1%	33.9%	33.5%	33.1%	33.3%	33.3%	33.1%	33.4%	33.4%	33.4%	33.7%	33.1%
ARPU [4]	$88	$87	$88	$93	$97	$95	$99	$101	$100	$99	$101	$102	$102
Triple Play ARPU [5]	$108	$105	$106	$111	$114	$111	$114	$116	$115	$113	$115	$114	$114
Triple Play RGUs per Subscriber [5]	2.56	2.56	2.56	2.56	2.55	2.54	2.54	2.53	2.54	2.53	2.53	2.52	2.51
Churn	1.4%	1.7%	1.4%	1.4%	1.7%	1.8%	1.5%	1.6%	1.6%	1.7%	1.6%	1.4%	1.5%

Business [6]
Customers	6,400	6,600	6,800	6,900	7,000	7,200	7,300	7,400	7,500	7,700	7,800	7,800	7,900
ARPU	$441	$477	$451	$467	$459	$467	$476	$479	$502	$526	$535	$539	$551

TELECOM	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011
Residential
Voice
Marketable Homes	90,000	90,500	90,800	90,800	90,900	90,900	91,000	91,100	91,200	91,400	91,500	91,700	91,800
RGUs [7]	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600
Cumulative Migration to Broadband Voice [8]	1,400	2,900	4,700	6,900	9,000	10,700	11,800	12,900	14,000	14,900	15,400	16,100	16,900
Penetration	69.9%	64.6%	59.5%	54.5%	49.6%	45.4%	42.3%	39.0%	36.0%	33.6%	31.6%	29.8%	27.9%
ARPU	$44	$43	$43	$44	$45	$45	$45	$44	$44	$43	$43	$43	$43
Churn [9]	2.1%	2.4%	2.2%	2.1%	2.3%	2.3%	2.0%	2.3%	2.1%	2.1%	2.0%	1.8%	1.8%

Business [6]
Customers	9,600	9,400	9,200	9,000	8,900	8,700	8,500	8,300	8,200	8,000	7,900	7,800	7,700
ARPU	$341	$354	$327	$332	$339	$329	$334	$334	$340	$360	$359	$356	$357

CONSOLIDATED RESIDENTIAL VOICE RGUs	6/30/2008 [1]	9/30/2008 [1]	12/31/2008 [1]	3/31/2009 [1]	6/30/2009 [1]	9/30/2009 [1]	12/31/2009 [1]	3/31/2010 [1]	6/30/2010 [1]	9/30/2010 [1]	12/31/2010 [1]	3/31/2011 [1]	6/30/2011 [1]
ILEC Voice RGUs
Broadband	2,000	4,400	7,100	9,900	12,400	14,700	16,200	17,500	19,000	20,400	21,000	21,500	22,300
Telecom	62,900	58,500	54,000	49,500	45,100	41,300	38,500	35,500	32,800	30,700	28,900	27,300	25,600
Total ILEC Voice RGUs [10]	64,900	62,900	61,100	59,400	57,500	56,000	54,700	53,000	51,800	51,100	49,900	48,800	47,900
Quarterly change	(2,000)	(2,000)	(1,800)	(1,700)	(1,900)	(1,500)	(1,300)	(1,700)	(1,200)	(700)	(1,200)	(1,100)	(900)
Year-over-Year change	(9,600)	(8,200)	(8,100)	(7,500)	(7,400)	(6,900)	(6,400)	(6,400)	(5,700)	(4,900)	(4,800)	(4,200)	(3,900)

CLEC Residential Voice RGUs [11]	54,300	55,300	56,100	56,100	55,300	55,300	55,100	54,300	54,900	54,500	53,900	54,100	53,600
Quarterly change	900	1,000	800	0	(800)	0	(200)	(800)	600	(400)	(600)	200	(500)
Year-over-Year change	1,800	2,500	2,800	2,700	1,000	0	(1,000)	(1,800)	(400)	(800)	(1,200)	(200)	(1,300)

TOTAL Residential Voice RGUs [12]	119,200	118,200	117,200	115,500	112,800	111,300	109,800	107,300	106,700	105,600	103,800	102,900	101,500
Quarterly change	(1,100)	(1,000)	(1,000)	(1,700)	(2,700)	(1,500)	(1,500)	(2,500)	(600)	(1,100)	(1,800)	(900)	(1,400)
Year-over-Year change	(7,800)	(5,700)	(5,300)	(4,800)	(6,400)	(6,900)	(7,400)	(8,200)	(6,100)	(5,700)	(6,000)	(4,400)	(5,200)

NETWORK METRICS	6/30/2008	9/30/2008	12/31/2008	3/31/2009	6/30/2009	9/30/2009	12/31/2009	3/31/2010	6/30/2010	9/30/2010	12/31/2010	3/31/2011	6/30/2011
Marketable Homes - Fiber	125,700	129,000	138,800	142,900	146,900	147,100	147,600	147,700	147,900	148,300	148,500	148,700	154,300
Marketable Homes - HFC	92,000	92,700	93,600	93,600	92,900	92,900	92,900	93,000	93,200	93,600	93,600	93,700	93,900
Marketable Homes - Copper 2-Play	74,500	74,900	71,800	71,700	69,500	69,400	69,200	47,900	45,300	42,700	39,600	39,000	36,200
Marketable Homes - Copper 3-Play	0	0	0	0	0	0	0	21,300	24,000	26,600	29,600	30,200	33,000
Total	292,200	296,600	304,200	308,200	309,300	309,400	309,700	309,900	310,400	311,200	311,300	311,600	317,400

[1-12]  See all notes on Selected Operating Metrics Actuals Quarterly and Year-over-Year comparison